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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated 4 February 2004, except for notes 1 and 2a, as to which the date is 30 March 2004, in this Form 8-K and in the prospectus relating to the Registration Statement (Form S-3 No. 333-111572) of Corporate Asset Backed Corporation for the registration of up to US $2,950,000,000 of certificates and notes, with respect to the consolidated group financial statements of UBS AG included in its 2003 Annual Report on Form 20-F for the year ended 31 December 2003, filed with the Securities and Exchange Commission.

                                            Ernst & Young Ltd.

                             /s/ Peter Heckendorn         /s/ Rolf Schonauer
                             -----------------------      --------------------
                             Peter Heckendorn             Rolf Schonauer
                             lic.oec                      Certified Auditor
                             in charge of the audit

Zurich, Switzerland
22 June 2004